As filed with the Securities and Exchange Commission on September 2, 2025

Registration No. 333-286754

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-2403210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Level 10, Tower 11, Avenue 5, The Horizon

Bangsar South City, No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia

(Address Of Principal Executive Offices And Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

200 Connell Drive, Suite 1500, Berkeley Heights, NJ 07922

(Former Name or Former Address, if Changed Since Last Report)

Datuk Dr. Doris Wong Sing Ee

Chief Executive Officer

Cyclacel Pharmaceuticals, Inc.

Level 10, Tower 11, Avenue 5, The Horizon

Bangsar South City, No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia

Tel.: (908) 517-7330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Debbie A. Klis

Mark C. Lee

Rimon P.C.
1050 Connecticut Avenue, Suite 500
Washington, DC 20036
Tel.: 202-935-3390
debbie.klis@rimonlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 25, 2025, Cyclacel Pharmaceuticals, Inc. (the “Company,” “we” or “us”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-286754) (as amended, the “Initial Registration Statement”). The Initial Registration Statement was declared effective by the SEC on April 29, 2025. The Initial Registration Statement originally covered the resale of up to 35,181,951 shares of common stock; up to 110,000,000 shares of common stock underlying the series E preferred stock; and up to 24,844,725 shares of common stock underlying the common warrants of the Company. The Company is filing this Post-Effective Amendment No. 3 to the Initial Registration Statement (this “Post-Effective Amendment No. 3”) to amend the Initial Registration Statement based on a verbal comment from the Staff of the Securities Exchange Commission for the sole purpose of correcting an incorrect hyperlink in the Exhibit Table.

No additional securities are being registered under this Post-Effective Amendment No. 3, and no other changes have been made to the Initial Registration Statement. This Post-Effective Amendment No. 3 does not modify or update in any way disclosures made in the Initial Registration Statement other than as required to reflect the amendments discussed above. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
2.1#	Agreement for the Sale and Purchase of Certain Assets dated March 10, 2025 by and between Cyclacel Pharmaceuticals, Inc., Cyclacel Limited, and with its liquidators	8-K	000-50626	2.1	03/14/25
3.1	Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	10-K	000-50626	3.1	04/01/13
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	8-K	000-50626	3.1	05/27/16
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	8-K	000-50626	3.1	04/14/20
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	S-1	333-282555	3.4	01/19/24
3.5	Certificate of Correction to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	S-1	333-282555	3.5	01/19/24
3.6	Second Amended and Restated Bylaws of Cyclacel Pharmaceuticals, Inc.	8-K	000-50626	3.1	05/07/20
3.7	Amendment No. 1 to the Second Amended and Restated Bylaws of Cyclacel Pharmaceuticals, Inc.	8-K	000-50626	3.1	11/07/23
3.8	Certificate of Designation of 6% Convertible Exchangeable Preferred Stock	8-K	000-50626	3.2	11/05/04
3.9	Certificate of Designation of Series A Preferred Stock (previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1	S-1	333-218305	3.5	07/17/17
3.10	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock	8-K	000-50626	3.1	12/22/20
3.11	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock	8-K	000-50626	3.1	01/06/25
3.12	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock	8-K	000-50626	3.2	01/06/25
3.13	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock filed with the Secretary of State of the State of Delaware on February 10, 2025	8-K	000-50626	3.2	02/12/25

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		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.14	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 6, 2025	8-K	000-50626	3.4	02/12/25
3.15	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on February 10, 2025	8-K	000-50626	3.5	02/12/25
4.1	Specimen of common stock Certificate (previously filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1	S-1	333-109653	4.1	02/17/04
4.2	Specimen of Preferred Stock Certificate of Designation	S-1	333-119585	3.2	10/21/04
4.3	Form of Warrant to purchase shares of Cyclacel Pharmaceuticals, Inc. common stock	8-K	000-50626	4.1	07/01/11
4.4	Registration Rights Agreement, dated as of December 14, 2012, by and between the Company and Aspire Capital Fund, LLC	8-K	000-50626	4.1	12/17/12
4.5	Registration Rights Agreement, dated November 14, 2013, by and between the Company and Aspire Capital Fund, LLC	10-Q	000-50626	4.1	11/14/13
4.6	Form of Warrant to purchase shares of Cyclacel Pharmaceuticals, Inc.’s common stock	S-1	333-218305	4.3	07/17/17
4.7	Form of Pre-Funded Warrant	8-K	000-50626	4.1	04/24/20
4.8	Form of Common Warrant	8-K	000-50626	4.2	04/24/20
4.9	Form of Warrant	8-K	000-50626	4.1	12/22/20
4.10	Form of Pre-Funded Common Stock Purchase Warrant	8-K	000-50626	4.1	12/26/23
4.11	Form of Common Stock Purchase Warrant	8-K	000-50626	4.2	12/26/23
4.12	Description of Securities	10-K	000-50626	4.12	04/02/25
4.13	Form of Pre-Funded Warrant	8-K	000-50626	4.1	05/02/24
4.14	Form of Series A Warrant	8-K	000-50626	4.2	05/02/24
4.15	Form of Series B Warrant	8-K	000-50626	4.3	05/02/24
4.16	Form of Placement Agent Warrant	8-K	000-50626	4.4	05/02/24
4.17	Form of Series C Warrant	8-K	000-50626	4.1	11/15/24
4.18	Form of Series D Warrant	8-K	000-50626	4.2	11/15/24
4.19	Form of Placement Agent Warrant	8-K	000-50626	4.3	11/15/24
4.20	Form of Pre-Funded Warrant	8-K	000-50626	4.1	01/06/25
5.1**	Opinion of Rimon, P.C.
10.1†	Amended and Restated 2006 Equity Incentive Plan	8-K	000-50626	10.1	05/24/12
10.2†	2015 Equity Incentive Plan	8-K	000-50626	10.1	05/22/15
10.3†	Amended and Restated 2018 Equity Incentive Plan	8-K	000-50626	10.1	06/14/23

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		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.4#	Clinical Collaboration Agreement by and between Cyclacel Pharmaceuticals, Inc. and the University of Texas M.D. Anderson Cancer Center dated as of August 21, 2018	10-Q	000-50626	10.1	11/13/18
10.5	Cyclacel Pharmaceuticals, Inc. 2020 Inducement Equity Incentive Plan	8-K	000-50626	10.1	11/12/20
10.6	Form of Stock Option Grant Notice and Stock Option Agreement under the Cyclacel Pharmaceuticals, Inc. 2020 Inducement Equity Incentive Plan	8-K	000-50626	10.2	11/12/20
10.7	Employment Agreement between Cyclacel Pharmaceuticals, Inc. and Spiro Rombotis	8-K	000-50626	10.1	05/04/23
10.8	Employment Agreement between Cyclacel Pharmaceuticals, Inc. and Paul McBarron	8-K	000-50626	10.2	05/04/23
10.9	Form of Indemnification Agreement for directors	10-K/A	000-50626	10.16	11/29/23
10.10	Placement Agency Agreement by and between Cyclacel Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc., dated December 21, 2023	8-K	000-50626	10.1	12/26/23
10.11	Securities Purchase Agreement by and between Cyclacel Pharmaceuticals, Inc. and the Purchasers, dated December 21, 2023	8-K	000-50626	10.2	12/26/23
10.12	Securities Purchase Agreement by and between Cyclacel Pharmaceuticals, Inc. and Spiro Rombotis and Paul McBarron, dated December 21, 2023	8-K	000-50626	10.3	12/26/23
10.13	Securities Purchase Agreement, dated as of April 30, 2024, between the Company and the purchaser named therein	8-K	000-50626	10.1	05/02/24
10.14	Form of Registration Rights Agreement, dated as of April 30, 2024, between the Company and the purchaser named therein	8-K	000-50626	10.2	05/02/24
10.15	Warrant Exercise and Reload Agreement, dated November 13, 2024	8-K	000-50626	10.1	11/15/24
10.16	Securities Purchase Agreement, dated as of January 2, 2025, by and between the Company and David Lazar	8-K	000-50626	10.1	01/06/25
10.17	Form of Director Settlement Agreement and Release	8-K	000-50626	10.2	01/06/25
10.18	Settlement and Release Agreement, dated as of January 2, 2025, by and between the Company and Spiro Rombotis	8-K	000-50626	10.3	01/06/25
10.19	Settlement and Release Agreement, dated as of January 2, 2025, by and between the Company and Paul McBarron	8-K	000-50626	10.4	01/06/25
10.20	Warrant Exchange Agreement, dated as of January 2, 2025, by and between the holder and the Company	8-K	000-50626	10.5	01/06/25

II-3

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.21	Addendum to Securities Purchase Agreement, dated as of January 9, 2025, by and between the Company and David Lazar	8-K	000-50626	10.1	01/09/25
10.22	Securities Purchase Agreement, dated as of February 4, 2025, between the Company and David Lazar	8-K	000-50626	10.1	02/06/25
10.23	Amendment Agreement, dated as of February 4, 2025, between the Company and Armistice Capital Master Fund Ltd.	8-K	000-50626	10.2	02/06/25
10.24	Securities Purchase Agreement, dated as of February 5, 2025, between the Company and Helena Special Opportunities 1 Ltd.	8-K	000-50626	10.3	02/06/25
10.25	Lock-Up Addendum, dated February 20, 2025, by and between the Company and David Lazar	8-K	000-50626	10.1	02/24/25
10.26	Securities Purchase Agreement dated February 11, 2025 by and between David Elliot Lazar and Doris Wong Sing Ee	8-K	000-50626	10.1	02/27/25
10.27	Assignment and Assumption Agreement dated February 26, 2025 by and between David Elliot Lazar and Doris Wong Sing Ee	8-K	000-50626	10.2	02/27/25
10.28	Settlement and Release Agreement dated February 26, 2025 by and between Dr. Samuel Barker and the Company	8-K	000-50626	10.3	02/27/25
10.29	Assignment of Patent Rights Agreement dated March 10, 2025 by and between Cyclacel Pharmaceuticals, Inc., Cyclacel Limited, and with the liquidators of Cyclacel Limited	8-K	000-50626	10.1	03/14/25
21.1	Subsidiaries of Cyclacel Pharmaceuticals, Inc.	10-K	000-50626	21	03/26/14
23.1**	Consent of Bush & Associates CPA LLC
23.2	Consent of Rimon, P.C.					(included in Exhibit 5.1)
23.3**	Consent of RSM US LLP
23.4**	Consent of JP Centurion
24.1**	Power of Attorney
99.1**	Form 10-K Adjusted Financial Information for the Year Ended December 31, 2024
107**	Filing Fee Table

†	Indicates management compensatory plan, contract or arrangement.
#	Cyclacel Pharmaceuticals, Inc. has omitted certain exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted exhibits upon request by the SEC.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia on September 2, 2025.

Cyclacel Pharmaceuticals, Inc.

By:	/s/ Datuk Dr. Doris Wong Sing Ee
Name:	Datuk Dr. Doris Wong Sing Ee
Title:	Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Datuk Dr. Doris Wong Sing Ee	Chief Executive Officer and Executive Director	September 2, 2025
Datuk Dr. Doris Wong Sing Ee	(principal executive officer)

/s/ Kiu Cu Seng	Chief Financial Officer, Executive Director and Secretary	September 2, 2025
Kiu Cu Seng	(principal financial officer and principal accounting officer)

/s/ *	Director	September 2, 2025
Kwang Fock Chong

/s/ *	Director	September 2, 2025
Dr. Satis Waran Nair Krishnan

/s/ *	Director	September 2, 2025
Inigo Angel Laurduraj

/s/ Datuk Dr. Doris Wong Sing Ee	Attorney-in-Fact*	September 2, 2025
Datuk Dr. Doris Wong Sing Ee

II-5